Exhibit 99.1
PRESS RELEASE

BRISTOW GROUP REPORTS FIRST QUARTER 2024 RESULTS
AND ISSUES NEW FINANCIAL OUTLOOK

Houston, Texas
May 7, 2024
•Total revenues of $337.1 million in Q1 2024 compared to $337.9 million in Q4 2023
•Net income of $6.6 million, or $0.23 per diluted share, in Q1 2024 compared to net loss of $7.9 million, or $0.28 per diluted share, in Q4 2023
•EBITDA adjusted to exclude special items, asset dispositions and foreign exchange gains (losses) was $47.5 million in Q1 2024 compared to $46.0 million in Q4 2023(1)
•Affirmed 2024 outlook, issued 2025 financial outlook and set 2026 targets

FOR IMMEDIATE RELEASE — Bristow Group Inc. (NYSE: VTOL) (“Bristow” or the “Company”) today reported net income attributable to the Company of $6.6 million, or $0.23 per diluted share, for its quarter ended March 31, 2024 (the “Current Quarter”) on operating revenues of $329.4 million compared to net loss attributable to the Company of $7.9 million, or $0.28 per diluted share, for the quarter ended December 31, 2023 (the “Preceding Quarter”) on operating revenues of $329.6 million.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $35.8 million in the Current Quarter compared to $41.8 million in the Preceding Quarter. EBITDA adjusted to exclude special items, gains or losses on asset dispositions and foreign exchange gains (losses) was $47.5 million in the Current Quarter compared to $46.0 million in the Preceding Quarter. The following table provides a reconciliation of net income (loss) to EBITDA, Adjusted EBITDA and Adjusted EBITDA excluding gains or losses on asset dispositions and foreign exchange gains (losses) (in thousands, unaudited). See “Non-GAAP Financial Measures” for further information on the use of non-GAAP financial measures used herein.

	Three Months Ended,
	March 31, 2024	December 31, 2023
Net income (loss)	$6,632	$(8,103)
Depreciation and amortization expense	17,169	17,007
Interest expense, net	9,472	11,274
Income tax expense	2,508	21,598
EBITDA(1)	$35,781	$41,776
Special items:
PBH amortization	3,726	3,729
Merger and integration costs	—	347
Other special items(2)	1,346	1,873
	$5,072	$5,949
Adjusted EBITDA(1)	$40,853	$47,725
Losses on disposal of assets	113	159
Foreign exchange (gains) losses	6,499	(1,882)
Adjusted EBITDA excluding asset dispositions and foreign exchange	$47,465	$46,002
__________________
(1) EBITDA and Adjusted EBITDA are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Non-GAAP Financial Reconciliation tables.
(2) Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs.

“In addition to reporting strong first quarter results and affirming full-year 2024 financial guidance, we are pleased to issue Bristow’s financial outlook for 2025 and set financial targets for 2026,” said Chris Bradshaw, President and CEO of Bristow Group. “The mid-point of our 2026 Adjusted EBITDA target represents a three-year compound annual growth rate of 21% relative to the Company’s 2023 Adjusted EBITDA. This outlook is consistent with our view that we are in the early stages of a multi-year growth cycle. The investments that we are making to grow and diversify our leading government services business, combined with an accelerating offshore energy upcycle and a tight supply of offshore-configured helicopters, are increasing the Company’s visibility for significant growth in revenues, Adjusted EBITDA and free cash flow. The improvements in margins, capital returns and free cash flow present multiple opportunities to create value for Bristow’s shareholders.”
Sequential Quarter Results
Operating revenues in the Current Quarter were $0.2 million lower compared to the Preceding Quarter. Operating revenues from offshore energy services were $0.7 million higher primarily due to increased activity and higher rates in Africa and Norway. Operating revenues from government services were $0.4 million higher in the Current Quarter primarily due to the strengthening of the British Pound Sterling (“GBP”) relative to the U.S. dollar. Operating revenues from fixed wing services were $2.0 million lower in the Current Quarter primarily due to lower seasonal utilization in Australia and the weakening of the Nigerian Naira (“NGN”) relative to the U.S. dollar. Operating revenues from other services were $0.6 million higher primarily due to higher dry-lease revenues.
Operating expenses were $2.2 million lower than the Preceding Quarter primarily due to lower fuel costs and repairs and maintenance costs, partially offset by higher insurance and other operating costs.
General and administrative expenses were $0.8 million lower than the Preceding Quarter primarily due to lower professional services fees and lower insurance costs, partially offset by higher personnel costs.
Interest income was $1.5 million lower primarily due to lower investment balances.
Interest expense, net was $1.8 million lower in the Current Quarter primarily due to higher capitalized interest on aircraft purchases.
Other expense, net of $6.2 million in the Current Quarter primarily resulted from foreign exchange losses of $6.5 million due to the significant devaluation of the NGN. Other income, net of $1.7 million in the Preceding Quarter resulted from foreign exchange gains of $1.9 million, partially offset by an unfavorable interest adjustment to the Company’s pension liability of $0.3 million.
Income tax expense was $2.5 million in the Current Quarter compared to $21.6 million in the Preceding Quarter primarily due to the earnings mix of the Company’s global operations and changes to deferred tax valuation allowances and assets.
Liquidity and Capital Allocation
As of March 31, 2024, the Company had $140.6 million of unrestricted cash and $81.9 million of remaining availability under its amended asset-based revolving credit facility (the “ABL Facility”) for total liquidity of $222.5 million. Borrowings under the ABL Facility are subject to certain conditions and requirements.
In the Current Quarter, purchases of property and equipment were $64.6 million, of which $4.9 million were maintenance capital expenditures. In the Preceding Quarter, purchases of property and equipment were $19.4 million, of which $4.3 million were maintenance capital expenditures.
In January 2024, the Company entered into a long-term equipment financing to upsize its £145 million secured equipment financings with National Westminster Bank Plc (the “NatWest Debt”) by an aggregate amount of up to £55 million. The upsizing will be used to support the Company’s capital commitments related to the Second-Generation UK Search and Rescue contract. In April 2024, the first utilization date occurred under the upsized NatWest Debt, and the Company borrowed approximately £26 million at that time.

Affirmed 2024 Outlook, Issued 2025 Outlook and 2026 Targets
Please refer to the paragraph entitled "Forward Looking Statements Disclosure" below for further discussion regarding the risks and uncertainties as well as other important information regarding Bristow’s guidance. The following guidance also contains the non-GAAP financial measure of Adjusted EBITDA. Please read the section entitled “Non-GAAP Financial Measures” for further information.
Select financial outlook for 2024 and 2025 as well as 2026 targets are as follows (in USD, millions):

	2024E	2025E	2026T
Operating revenues:
Offshore energy services	$850 - $970	$860 - $1,020	$965 - $1,155
Government services	$335 - $360	$405 - $445	$430 - $460
Fixed wing services	$100 - $120	$120 - $140	$125 - $150
Other services	$5 - $15	$5 - $10	$5 - $10
Total operating revenues	$1,290 - $1,465	$1,390 - $1,615	$1,525 - $1,775

Adjusted EBITDA, excluding asset dispositions and foreign exchange	$190 - $220	$210 - $245	$275 - $335

Cash interest	~$40	~$45	~$45
Cash taxes	$25 - $30	$20 - $25	$25 - $30
Maintenance capital expenditures	$15 - $20	$15 - $20	$20 - $25
There are two main ways in which foreign currency fluctuations impact Bristow’s reported financials. The first is primarily non-cash foreign exchange gains (losses) that are reported in the Other Income line on the Income Statement. These are related to the revaluation of balance sheet items, typically do not impact cash flows, and thus are excluded in the Adjusted EBITDA presentation. The second is through impacts to certain revenue and expense items, which impact the Company’s cash flows; these impacts are not excluded in the Adjusted EBITDA presentation. The primary exposure is the GBP/USD exchange rate.

	2024E	2025E	2026T
(in millions, except for exchange rates)
Adjusted EBITDA, excluding asset dispositions and foreign exchange (gains) losses	$190 - $220	$210 - $245	$275 - $335
Average GBP/USD exchange rate	1.27	1.27	1.27
Each £0.01 movement in the GBP/USD exchange rate would impact Adjusted EBITDA by +/- ~$1.5 million.

Conference Call
Management will conduct a conference call starting at 10:00 a.m. ET (9:00 a.m. CT) on Wednesday, May 8, 2024, to review the results for the first quarter ended March 31, 2024, and discuss market conditions, industry developments and newly issued financial outlook for 2025 and 2026. The conference call can be accessed using the following link:
Link to Access Earnings Call: https://www.veracast.com/webcasts/bristow/webcasts/VTOL1Q24.cfm
Replay
A replay will be available through May 29, 2024 by using the link above. A replay will also be available on the Company’s website at www.bristowgroup.com shortly after the call and will be accessible through May 29, 2024. The accompanying investor presentation will be available on May 8, 2024, on Bristow’s website at www.bristowgroup.com.
For additional information concerning Bristow, contact Jennifer Whalen at InvestorRelations@bristowgroup.com, (713) 369-4636 or visit Bristow Group’s website at https://ir.bristowgroup.com/.
About Bristow Group
Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. The Company’s aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems, and ad-hoc helicopter services.
Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, India, Ireland, the Kingdom of Saudi Arabia, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the UK and the U.S.

Forward-Looking Statements Disclosure
This press release contains “forward-looking statements.” Forward-looking statements represent the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words and, for the avoidance of doubt, include all statements herein regarding the Company’s financial outlook and targets for the periods mentioned and operational outlook. These statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, reflect management’s current views with respect to future events and therefore are subject to significant risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Forward-looking statements (including the Company’s financial outlook and targets for the periods mentioned and operational outlook) speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based that occur after the date hereof, except as may be required by applicable law.

Risks that may affect forward-looking statements include, but are not necessarily limited to, those relating to: the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers; our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet; our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition; public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions; our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility; the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses; the possibility that we may be unable to maintain compliance with covenants in our financing agreements; global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries (OPEC) and other producing countries; fluctuations in the demand for our services; the possibility of significant changes in foreign exchange rates and controls; potential effects of increased competition and the introduction of alternative modes of transportation and solutions; the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events); the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere; the possibility that we may be unable to re-deploy our aircraft to regions with greater demand; the existence of operating risks inherent in our business, including the possibility of declining safety performance; the possibility of changes in tax, environmental and other laws and regulations and policies, including, without limitation, actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change; any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions; the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket; the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates; general economic conditions, including interest rates or uncertainty in the capital and credit markets; the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect search and rescue (“SAR”) contract terms or otherwise delay service or the receipt of payments under such contracts; and the effectiveness of our environmental, social and governance initiatives.

If one or more of the foregoing risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. You should consider all risks and uncertainties disclosed in the Annual Report and in our filings with the United States Securities and Exchange Commission (the “SEC”), all of which are accessible on the SEC’s website at www.sec.gov.

BRISTOW GROUP INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except per share amounts)
	Three Months Ended		Favorable/ (Unfavorable)
	March 31, 2024	December 31, 2023

Revenues:
Operating revenues	$329,356	$329,593	$(237)
Reimbursable revenues	7,738	8,341	(603)
Total revenues	337,094	337,934	(840)

Costs and expenses:
Operating expenses	247,364	249,528	2,164
Reimbursable expenses	7,691	8,303	612
General and administrative expenses	43,347	44,143	796
Merger and integration costs	—	347	347
Depreciation and amortization expense	17,169	17,007	(162)
Total costs and expenses	315,571	319,328	3,757

Losses on disposal of assets	(113)	(159)	46
Earnings from unconsolidated affiliates	1,419	1,127	292
Operating income	22,829	19,574	3,255

Interest income	1,984	3,458	(1,474)
Interest expense, net	(9,472)	(11,274)	1,802
Other, net	(6,201)	1,737	(7,938)
Total other income (expense), net	(13,689)	(6,079)	(7,610)
Income before income taxes	9,140	13,495	(4,355)
Income tax expense	(2,508)	(21,598)	19,090
Net income (loss)	6,632	(8,103)	14,735
Net loss (income) attributable to noncontrolling interests	(27)	165	(192)
Net income (loss) attributable to Bristow Group Inc.	$6,605	$(7,938)	$14,543

Basic earnings (losses) per common share	$0.23	$(0.28)	$0.51
Diluted earnings (losses) per common share	$0.23	$(0.28)	$0.51

Weighted average common shares outstanding, basic	28,332	28,289
Weighted average common shares outstanding, diluted	29,239	28,289

EBITDA	$35,781	$41,776	$(5,995)
Adjusted EBITDA	$40,853	$47,725	$(6,872)
Adjusted EBITDA excluding asset dispositions and foreign exchange	$47,465	$46,002	$1,463

BRISTOW GROUP INC. OPERATING REVENUES BY LINE OF SERVICE (unaudited, in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023
Offshore energy services:
Europe	$99,530	$99,066
Americas	88,515	89,200
Africa	32,653	31,695
Total offshore energy services	220,698	219,961
Government services	82,108	81,714
Fixed wing services	23,708	25,697
Other	2,842	2,221
	$329,356	$329,593

FLIGHT HOURS BY LINE OF SERVICE (unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023
Offshore energy services:
Europe	9,488	10,412
Americas	10,048	10,105
Africa	3,683	3,938
Total offshore energy services	23,219	24,455
Government services	4,493	4,477
Fixed wing services	3,138	2,889
	30,850	31,821

BRISTOW GROUP INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$142,918	$183,662
Accounts receivable, net	234,914	234,620
Inventories	102,358	99,863
Prepaid expenses and other current assets	44,254	45,438
Total current assets	524,444	563,583
Property and equipment, net	951,806	927,766
Investment in unconsolidated affiliates	20,325	19,890
Right-of-use assets	280,306	287,939
Other assets	138,895	138,100
Total assets	$1,915,776	$1,937,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,960	$87,885
Accrued liabilities	203,328	208,657
Short-term borrowings and current maturities of long-term debt	13,127	13,247
Total current liabilities	303,415	309,789
Long-term debt, less current maturities	530,943	534,823
Deferred taxes	41,587	42,710
Long-term operating lease liabilities	208,916	214,957
Deferred credits and other liabilities	10,705	11,820
Total liabilities	1,095,566	1,114,099

Stockholders’ equity:
Common stock	312	311
Additional paid-in capital	729,292	725,773
Retained earnings	224,573	217,968
Treasury stock, at cost	(66,738)	(65,722)
Accumulated other comprehensive loss	(66,748)	(54,643)
Total Bristow Group Inc. stockholders’ equity	820,691	823,687
Noncontrolling interests	(481)	(508)
Total stockholders’ equity	820,210	823,179
Total liabilities and stockholders’ equity	$1,915,776	$1,937,278

Non-GAAP Financial Measures
The Company’s management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of its business. Each of these measures, as well as Free Cash Flow and Adjusted Free Cash Flow, each as detailed below are non-GAAP measures, have limitations, and are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company's financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”) (including the notes), included in the Company's filings with the SEC and posted on the Company's website. EBITDA is defined as Earnings before Interest expense, Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occurred during the reported period, as noted below. The Company includes EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance. Management believes that the use of EBITDA and Adjusted EBITDA is meaningful to investors because it provides information with respect to the Company's ability to meet its future debt service, capital expenditures and working capital requirements and the financial performance of the Company's assets without regard to financing methods, capital structure or historical cost basis. Neither EBITDA nor Adjusted EBITDA is a recognized term under GAAP. Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.
The Company is unable to provide a reconciliation of forecasted Adjusted EBITDA (non-GAAP) for 2024, 2025 and 2026 included in this release to projected net income (GAAP) for the same periods because components of the calculation are inherently unpredictable. The inability to forecast certain components of the calculation would significantly affect the accuracy of the reconciliation. Additionally, the Company does not provide guidance on the items used to reconcile projected Adjusted EBITDA due to the uncertainty regarding timing and estimates of such items. Therefore, the Company does not present a reconciliation of forecasted Adjusted EBITDA (non-GAAP) to net income (GAAP) for 2024, 2025 or 2026.
The following tables provide a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands, unaudited).

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	LTM
Net income (loss)	$6,632	$(8,103)	$4,345	$(1,637)	$1,237
Depreciation and amortization expense	17,169	17,007	17,862	18,292	70,330
Interest expense, net	9,472	11,274	10,008	9,871	40,625
Income tax expense (benefit)	2,508	21,598	22,637	(14,209)	32,534
EBITDA	$35,781	$41,776	$54,852	$12,317	$144,726
Special items(1)	5,072	5,949	7,458	10,487	28,966
Adjusted EBITDA	$40,853	$47,725	$62,310	$22,804	$173,692
(Gains) losses on disposal of assets	113	159	(1,179)	3,164	2,257
Foreign exchange (gains) losses	6,499	(1,882)	(4,541)	13,021	13,097
Adjusted EBITDA excluding asset dispositions and foreign exchange	$47,465	$46,002	$56,590	$38,989	$189,046

(1) Special items include the following:

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	LTM
PBH amortization	$3,726	$3,729	$3,751	$3,697	$14,903
Merger and integration costs	—	347	738	677	1,762
Reorganization items, net	—	—	3	39	42
Non-cash insurance adjustment	—	—	—	3,977	3,977
Other special items(2)	1,346	1,873	2,966	2,097	8,282
	$5,072	$5,949	$7,458	$10,487	$28,966
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(2)  Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs
Reconciliation of Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents the Company’s net cash provided by operating activities less maintenance capital expenditures. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude costs paid in relation to reorganization items, costs associated with recent mergers, acquisitions and ongoing integration efforts, as well as other special items which include nonrecurring professional services fees and other nonrecurring costs or costs that are not related to continuing business operations. Management believes that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide information with respect to the Company’s ability to generate cash from the business. The GAAP measure most directly comparable to Free Cash Flow and Adjusted Free Cash Flow is net cash provided by operating activities. Since neither Free Cash Flow nor Adjusted Free Cash Flow is a recognized term under GAAP, they should not be used as an indicator of, or an alternative to, net cash provided by operating activities. Investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Free Cash Flow and Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. As such, they may not be comparable to other similarly titled measures used by other companies.
The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow and Adjusted Free Cash Flow (in thousands, unaudited).

	Three Months Ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	LTM
Net cash provided by (used in) operating activities	$26,679	$(9,499)	$16,711	$18,210	$52,101
Less: Maintenance capital expenditures	(4,949)	(4,277)	(4,656)	(2,533)	(16,415)
Free Cash Flow	$21,730	$(13,776)	$12,055	$15,677	$35,686
Plus: Merger and integration costs	—	347	712	488	1,547
Plus: Reorganization items, net	—	—	25	58	83
Plus: Other special items(1)	595	3,195	1,580	1,650	7,020
Adjusted Free Cash Flow	$22,325	$(10,234)	$14,372	$17,873	$44,336
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(1)  Other special items include professional services fees that are not related to continuing business operations and other nonrecurring costs

BRISTOW GROUP INC. FLEET COUNT (unaudited)

	Number of Aircraft
Type	Owned Aircraft	Leased Aircraft	Total Aircraft	Max Pass. Capacity	Average Age (years)(1)
Heavy Helicopters:
S92	38	29	67	19	14
AW189	17	4	21	16	8
S61	2	—	2	19	53
	57	33	90
Medium Helicopters:
AW139	49	4	53	12	13
S76 D/C++	15	—	15	12	12
AS365	1	—	1	12	34
	65	4	69
Light—Twin Engine Helicopters:
AW109	4	—	4	7	17
EC135	9	1	10	6	14
	13	1	14
Light—Single Engine Helicopters:
AS350	15	—	15	4	25
AW119	13	—	13	7	17
	28	—	28

Total Helicopters	163	38	201		15
Fixed Wing	8	5	13
Unmanned Aerial Systems (“UAS”)	4	—	4
Total Fleet	175	43	218
______________________
(1)Reflects the average age of helicopters that are owned by the Company.

The chart below presents the number of aircraft in our fleet and their distribution among the regions in which we operate as of March 31, 2024 and the percentage of operating revenue that each of our regions provided during the Current Quarter (unaudited).

	Percentage of Current Quarter Operating Revenue
						Fixed Wing	UAS
		Heavy	Medium	Light Twin	Light Single			Total
Europe	55%	63	3	—	3	—	4	73
Americas	29%	23	53	11	25	—	—	112
Africa	10%	4	11	3	—	2	—	20
Asia Pacific	6%	—	2	—	—	11	—	13
Total	100%	90	69	14	28	13	4	218